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                                                                     EXHIBIT 5.1

                 [Letterhead of Goodwin, Procter & Hoar  LLP]



                                August 14, 1998



Albany Molecular Research, Inc.
21 Corporate Circle
Albany, New York 12203


Ladies and Gentlemen:

     We have acted as special counsel to Albany Molecular Research, Inc., a Delaware corporation (the "Company"), in connection with the offer and sale by the Company of up to 2,530,000 shares of common stock, par value $0.01 per share ("Common Stock"), of the Company (the "Shares"). The Shares include an overallotment option of up to 330,000 shares of Common Stock. This opinion is being delivered in connection with the Company's Registration Statement on Form S-1 (No. 333-58795) (the "Registration Statement") relating to the registration of the offering and sale of the Shares under the Securities Act of 1933, as amended. All of the Shares are to be sold by the Company to the several underwriters (the "Underwriters") of which ING Baring Furman Selz LLC and Hambrecht & Quist LLC are the representatives (the "Representatives") pursuant to an Underwriting Agreement (the "Underwriting Agreement") to be entered into between the Company and the Representatives of the Underwriters.

     As the basis for the opinion hereinafter expressed, we have examined such statutes, regulations, corporate records and documents, certificates of public officials and other instruments as we have deemed necessary or advisable for the purposes of this opinion. In such examination, we have assumed the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies.

     Based on the foregoing and on such legal considerations as we deem relevant, we are of the opinion that the Shares to be sold by the Company to the Underwriters as described in the Registration Statement have been duly authorized and, upon delivery of such Shares and payment therefor in accordance with the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

     We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Registration Statement.

                                    Very truly yours,

                                    /s/ Goodwin, Procter & Hoar  LLP

                                    GOODWIN, PROCTER & HOAR  LLP